SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2012

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-9435	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

   1703 Edelweiss Drive, Cedar Park, Texas  78613
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_____________________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;

ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN

OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN

OFFICERS.

Effective October 1, 2012, Nancy Stephenson was appointed to serve as a member of the Board of Directors of FieldPoint Petroleum Corporation (the “Company”).

Nancy Stephenson, age 59, has been a Director of the Company since October 1, 2012.   Ms. Stephenson was the Chief Accounting Officer for Cross Border Resources, Inc. from August 10, 2011 through July 31, 2012 when she resigned as an officer but remained on staff through August 31, 2012.  Ms. Stephenson has over 30 years of accounting experience, primarily in publicly traded companies in the energy business. From March 2003 to February 2010, she served as Compliance Reporting Manager for TXCO Resources Inc.  As Compliance Reporting Manager, she assisted with the preparation of financial statements and was responsible for TXCO Resources, Inc.’s periodic reporting compliance with the SEC. Since March 2010, she has provided consulting services relating to periodic reporting with the SEC on a project basis for various companies. Ms. Stephenson holds a BBA in Accounting from the University of Houston and is a Certified Public Accountant.

While there is no firm commitment, it is contemplated that Ms. Stephenson will be appointed to serve as a member of the Company’s Audit Committee at some time in the future.  We believe that Ms. Stephenson would qualify as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

For her services as a Director, Ms. Stephenson will be paid an annual fee of $12,000.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: October 15, 2012	By__/s/ Ray Reaves---------------- Ray Reaves, President